Exhibit 4.3

Prosper Funding LLC

Borrower Payment Dependent Notes

Indenture

Dated as of ________, 2012

Wells Fargo Bank, National Association
as Trustee

-i-

-ii-

-iii-

Indenture dated as of ________, 2012, by and between Prosper Funding LLC, a Delaware limited liability company (“Company”), and Wells Fargo Bank, National Association, a national banking association incorporated and existing under the laws of the United States of America, as trustee (“Trustee”).

Recitals of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of special limited obligations of the Company referred to as Borrower Payment Dependent Notes (herein, individually and collectively, the “Securities”), to be issued in series as in this Indenture provided.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities or each series thereof as follows:

Article I

Definitions and Incorporation by Reference

Section 1.1.   Definitions.

“ACH System” means the Automated Clearing House system of the U.S. Federal Reserve Board or a successor system providing electronic funds transfers between banks.

“Administration Agreement” means the Administration Agreement dated as of _____, 2012, between the Company and the Servicer, as from time to time amended, restated or supplemented.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “Control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or any committee of such board authorized with respect to any matter to exercise the powers of the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrower Loan” means a direct loan originated through the Company’s platform on its website www.prosper.com or any successor website, with a borrower that is an individual.

“Borrower Loan Net Payment” means with respect to each Borrower Loan, all Borrower Loan Payments net of Other Payments and Charges and the Servicing Fee.

“Borrower Loan Payment” means, with respect to each Borrower Loan, all amounts received by the Company, and not reversed through the ACH System or by virtue of checks returned unpaid due to insufficient funds or for other reasons, in connection with the repayment of such Borrower Loan, including without limitation, all payments or prepayments of principal and interest, any late fees and any amounts received by the Company upon collection efforts or as proceeds of Borrower Loans.

“Business Day” means, except as otherwise specified as contemplated by Section 2.2(c), with respect to any place of payment or any other particular location referred to in this Indenture or in the Securities, each Monday, Tuesday, Wednesday, Thursday and Friday that is (1) not a day on which the ACH System is closed and (2) not a day on which banking institutions are authorized or obligated by law or executive order to close in San Francisco, California or New York, New York.

“Capital Stock” for any corporation or limited liability company means any and all stock or membership interests issued by that corporation or limited liability company and any rights to purchase, warrants, options, participations or similar interests (however designated) pertaining to any such stock or membership interests.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company (i) by its President or a Vice President, and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee or, with respect to Section 6.2, any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.

“Corresponding Borrower Loan” means the Borrower Loan upon which a series of Securities is dependent for payment.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Account” means the deposit account, as defined in Section 9-108 of the UCC, in the name of the Company held by the Trustee, or such additional or replacement account as may from time to time exist, provided such account is deemed a deposit account under Section 9-108 of the UCC and is held by the Trustee.  The Trustee’s jurisdiction for purposes of the Deposit Account and Article 9 of the UCC shall be deemed to be the State of New York.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FBO Account” means the account maintained by the Company at Wells Fargo Bank, National Association, titled “Prosper Funding LLC for the benefit of its lender members”, or such alternate account of the Holder designated by the Trustee in accordance with the Indenture.

“Fee Account” means the deposit account, as defined in Section 9-108 of the UCC, maintained by the Company at Wells Fargo Bank, National Association, titled “Prosper Funding LLC Fee Account”, or such additional or replacement account as may from time to time exist, provided such account is deemed a deposit account under Section 9 108 of the UCC.

“Final Maturity” means the date to which the Initial Maturity Date may be extended, as provided in any Security.

“Final Maturity Date” when used with respect to any Security, means the date on which its Final Maturity occurs.

“Holder” or “Securityholder” when used with respect to any Security, means the person in whose name a Security is registered on the Company’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof and shall include the terms of a particular series of Securities established as contemplated in Section 2.2(c).

“Initial Maturity Date” means the scheduled due date on which the final installment of principal and interest is payable on any Security.

“Interest Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“LLC Agreement” means Limited Liability Company Agreement of the Company, dated as of March 1, 2012, as from time to time amended, restated or supplemented.

“Lien” means, with respect to any property or assets, any mortgage, charge, hypothecation, pledge or other security interest or encumbrance on such property or assets.

“Maturity” when used with respect to any Security, means the date on which an installment of Principal thereof or interest thereon becomes due and payable as therein or herein provided, whether at the Stated Maturity, Initial Maturity or Final Maturity, by declaration of acceleration, or otherwise.

“Member” means Prosper Marketplace, Inc., in its capacity as the sole equity member of the Company under the LLC Agreement.

“Non-sufficient Funds Fees” means any fee imposed by the Company or a third-party servicer or collection agency in respect of a Borrower Loan when the Company’s payment request is denied for any reason, including but not limited to non-sufficient funds in the borrower’s bank account or the closing of such bank account.

“Note Trader Platform” means the internet-based trading platform operated and maintained by FOLIOfn Investments, Inc., on which the Company’s lender members may offer their Securities for sale or bid on and purchase Securities offered for sale by other lender members of the Company, or any successor to such platform.

“Officer” means the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 9.4 and 9.6, signed in the name of the Company (i) by its President or a Vice President, and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 9.4 and 9.6, from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Other Payments and Charges” means (i) any Non-sufficient Funds Fees or fees charged to the borrower for making payments in a manner other than as provided in the Borrower Loan, which are received by the Company, a third-party servicer or collection agency in respect of such Borrower Loan, and (2) attorneys’ fees or any collection fees imposed in connection with collection efforts on a delinquent Borrower Loan by the Company, a third-party servicer or collection agency, other than late payment fees specifically included in Borrower Loan Payments.

“Payment Date” means any Principal Payment Date or Interest Payment Date.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

 “Platform” means the Company’s online marketplace through which an individual who registers with the Company as a borrower can request a Borrower Loan, and Persons who register with the Company as lenders can facilitate the funding of that Borrower Loan by committing to purchase Securities corresponding to the Borrower Loan.

“Principal” or “Principal Amount” of a Security, except as otherwise specifically provided in this Indenture, means the outstanding principal of the Security.

“Principal Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of Principal on such Security.

“Program Documents” has the meaning set forth in the LLC Agreement.

“Prosper Rating” means the proprietary rating assigned by the Company to each Borrower Loan at the time it is posted for bids on the Platform.

“Prosper Score” means the proprietary credit score assigned by the Company to each Borrower Loan and used by the Company in the calculation of Prosper Ratings.

“Record Date” for the amounts payable on any Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.2(c).

“Sales Report” means a prospectus supplement filed with the SEC by the Company pursuant to Rule 424 under the Securities Act of 1933, as amended, containing the information listed in Section 2.2(c) hereof with respect to one or more series of Securities.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means the special limited obligations of the Company referred to as Borrower Payment Dependent Notes to be issued in series and authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder” or “Holder” when used with respect to any Security, means a person in whose name a Security is registered on the Company’s books.

“Servicer” means Prosper Marketplace, Inc., or any successor or permitted assign, in its capacity as the Loan and Note Servicer under the Administration Agreement.

“Servicing Fee” means, with respect to any Borrower Loan, an annualized percentage rate, as specified by the Company and, if applicable, a third-party servicer with respect to a series of Securities, of the outstanding principal balance of the Borrower Loan.

“Stated Maturity” when used with respect to any installment of Principal thereof or interest thereon, means the date specified in such Security as the fixed date on which an amount equal to such installment of Principal thereof or interest thereon is due and payable.

“Subsidiary” means, with respect to any Person, a corporation or limited liability company of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation or the board of directors or managers of such limited liability company is owned by (i) such Person, (ii) such Person and one or more Subsidiaries or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 8.3.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, except with respect to perfection matters which shall be governed by the Uniform Commercial Code of the relevant jurisdiction necessary to effect the perfection of a security interest.

“United States” means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.

Section 1.2.   Other Definitions.

“Bankruptcy Law” defined in Section 5.1.

“Custodian” defined in Section 5.1.

“Defaulted Payment” defined in Section 2.10.

“Event of Default” defined in Section 5.1.

“Legal Holiday” defined in Section 9.9.

“Notice of Default” defined in Section 5.1.

“Outstanding” defined in Section 2.8.

“Collateral” defined in Section 6.12.

Section 1.3.   Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“Indenture Securities” means the Securities.

“Indenture Security Holder” means a Holder or Securityholder.

“Indenture to be Qualified” means this Indenture.

“Indenture Trustee” or “Institutional Trustee” means the Trustee.

“Obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.4.   Rules of Construction.  Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

(c)    “or” is not exclusive;

(d)    “including” means including, without limitation; and

(e)    words in the singular include the plural, and words in the plural include the singular.

Article II

The Securities

Section 2.1.   Forms Generally.  The Securities of each series and the certificate of authentication in respect thereof shall be in substantially the form set forth on Exhibit A, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities.  The Securities shall be in fully registered form only and shall be printed, lithographed, engraved, word processed or evidenced in electronic form or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

Section 2.2.   Title, Terms and Denominations.  (a) The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture shall be unlimited.

(b)The Securities shall be special limited obligations of the Company and no payments of Principal and interest on the Securities of any series shall be payable unless the Company has received Borrower Loan Payments in respect of the Corresponding Borrower Loan, and then shall be payable equally and ratably on the Securities of such series only to the extent of the Borrower Loan Net Payments related to the Borrower Loan corresponding to such series.  No Holder of a Security shall have any recourse against the Company unless and then only to the extent that the Company (1) has failed to pay such Holder the Holder’s pro rata share of the Borrower Loan Net Payments in respect of the Corresponding Borrower Loan or (2) has otherwise breached a covenant in this Indenture.  Notwithstanding any provision of this Indenture to the contrary, no payments (whether of principal, interest or other amounts) shall be made on any Security after its Final Maturity Date regardless of whether the Company receives Borrower Loan Net Payments on the Corresponding Borrower Loan after such date and, if the Company does receive any such Borrower Loan Net Payments, it may retain them for its own account.

(c)For each series of Securities there shall be established and, subject to Section 2.3, set forth in a Sales Report:

(i)     the aggregate Principal Amount of the Securities of the series;

(ii)    the Borrower Loan that corresponds to Securities of the series;

(iii)   the Initial Maturity Date and Payment Dates of the Securities of the series and the Record Date for any amounts payable on any Payment Date;

(iv)   the stated rate at which the Securities of the series shall bear interest;

(v)   any restrictions on the transfer or transferability of Securities of the series;

(vi)   the Servicing Fee;

(vii)  the obligation, if any, of the Company to redeem Securities of the series at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be purchased, in whole or in part;

(viii) the denominations in which any Securities of the series shall be issuable;

(ix)   any addition to or change in the Events of Default which apply to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;

(x)   any addition to or change in the covenants set forth in Article III which apply to Securities of the series; and

(xi)   any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 8.1(g)).

All Securities of a series shall be substantially identical except as to denomination and except as may otherwise be provided in a Sales Report pursuant to this Section 2.2(c) or in any indenture supplemental hereto.

(d)Prior to the issuance of the initial series of Securities under this Indenture, a copy of the Board Resolution authorizing the execution, delivery and performance of this Indenture, shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of an Officers’ Certificate setting forth the general terms of the Securities.  Such Board Resolution and Officers’ Certificate shall provide general terms for Securities and provide that the specific terms of each series shall be specified in a Sales Report.

Section 2.3.   Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by its President or one of its Vice Presidents, or the Treasurer or any Assistant Treasurer.  The signature of any of these officers on the Securities may be electronic, manual or facsimile.

Securities bearing the electronic, manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture (and subject to delivery of the Board Resolution and Officers’ Certificate as set forth in Section 2.2 prior to the issuance of the initial series of Securities), the Company may authenticate and deliver Securities of any series.  Not later than January 15th and July 15th of each calendar year, the Company shall provide a record of all such Securities executed and authenticated by the Company to the Trustee during the preceding semiannual period of July 1st through December 31st, or January 1st through June 30th, as applicable; provided that the first such certificate delivered by the Company shall pertain to the period from the date of this Indenture through December 31, 2012.

In addition, prior to the issuance of the initial series of Securities, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating:

(a)    that the forms of such Securities have been, and the terms of such Securities will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture;

(b)    that such Securities, when (1) executed by the Company, (2) completed, authenticated and delivered by the Company in accordance with this Indenture, and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions; and

(c)    that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with.

The Trustee may conclusively rely, as to the authorization by the Company of any series of Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 2.2(c) and 2.2(d) and this Section, as applicable, at or prior to the time of the first authentication of Securities of the initial series of Securities unless and until it has received written notification that such opinion or other documents have been superseded or revoked.  In connection with the authentication and delivery of Securities, the Trustee shall be entitled to assume, unless it has received written notice to the contrary or any of its Trust Officers has actual knowledge to the contrary, that the Company’s authentication and delivery of such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Each Security shall be dated the date of its authentication.

The Company may appoint an authenticating agent acceptable to the Trustee to authenticate Securities.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Company may do so.  Each reference in this Indenture to authentication by the Company includes authentication by such agent.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Company (or, as provided above, by another authenticating agent) by electronic or manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  The Company’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Prosper Funding LLC,
as Authenticating Agent

By:
Name:
Title:

Section 2.4.   Registrar.  The Company shall maintain a register of all series of Securities executed and authenticated hereunder and any transfer of Securities effected pursuant to Section 2.7.

Section 2.5.   Company to Hold Money and Securities in Trust.  If the Company, a Subsidiary or an Affiliate of either of them acts as paying agent for a series of Securities, it shall segregate the money held by it as paying agent with respect to such Securities and hold such money in trust for the benefit of the Holders of the Securities.

Section 2.6.   Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each series of Securities.  The Company shall cause to be furnished to the Trustee not later than January  15th and July  15th in each calendar year a list of the names and addresses of the Securityholders of each series of Securities Outstanding as of the immediately preceding January 1 or July 1.  In addition, the Company shall cause to be furnished to the Trustee at such times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders of each series of Securities Outstanding.

Section 2.7.   Transfer.  Except as stated in the immediately following paragraph, the Securities will only be transferable through the Note Trader Platform.  The Company may (1) impose a reasonable administrative fee for any such transfer, which fee shall be described on the Company’s website www.prosper.com and may be changed or waived from time to time and (2) require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer of the Securities from the Securityholder requesting such transfer.

In addition, the Company may, in its sole discretion, (i) permit a transfer of Securities through a means other than the Note Trader Platform; or (ii) permit any other Person to establish a platform on which a secondary market may be made with respect to the Securities.

Any Security transferred in accordance with this Section 2.7 shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Security so transferred.

Section 2.8. Outstanding Securities; Determinations of Holders’ Action.  Securities of any series “Outstanding” at any time are, as of the date of determination, all the Securities of such series theretofore authenticated by the Company for such series except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.  A Security does not cease to be “Outstanding” because the Company or an Affiliate thereof is the Holder of the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.

If, on the final Stated Maturity for a series of Securities, the Company has deposited money into the FBO Account sufficient to pay those Securities in full, then on and after that date such Securities shall cease to be Outstanding.  In addition, Securities shall cease to be Outstanding if the Company, pursuant to Section 3.6(a), has written off in full all unpaid principal and interest on the Corresponding Borrower Loan and has notified the Trustee of such action; provided, that in the event the Company has written off in full all unpaid principal and interest on a Borrower Loan prior to the Final Maturity Date of the related series of Securities, such series of Securities shall remain Outstanding until the Final Maturity Date thereof.

Section 2.9.   Cancellation.  The Company may at any time cancel any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may cancel any Securities previously authenticated hereunder that the Company has not issued and sold.  The Company may not reissue, or issue new Securities to replace, Securities it has cancelled.

No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted in the form of Securities for any particular series or as permitted by this Indenture.

Section 2.10.   Payments.  Except as otherwise provided herein (including, without limitation,  in Section 2.2(b)), prior to or on each Payment Date in respect of any series of Securities, the Company shall deposit into the FBO Account with respect to such Securities a sum of money sufficient to satisfy the installment of Principal thereof or interest thereon that is due on such Payment Date.  Payment of Principal and interest on any Security which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Record Date for such Payment Date.

Any payment on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Payment Date (herein called “Defaulted Payment”) shall forthwith cease to be payable to the Holder on the relevant Record Date, and such Defaulted Payment may be paid by the Company to the Holder of the Security on a record date chosen by the Company and in any lawful manner, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

Section 2.11.   Persons Deemed Owners.  The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Security is registered as the owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12.  CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Article III

Covenants

Section 3.1.   Payment of Securities.  The Company shall promptly make all payments in respect of each series of Securities in lawful money of the United States on the dates and in the manner provided in the Securities but solely from the sources provided pursuant to Section 2.2(b).  The Company shall have no liability or obligation with respect to the payment of principal and interest on any Securities except to the extent of the Borrower Loan Net Payments in respect of the Corresponding Borrower Loan.  The Company shall make payments of Principal or interest on the Securities by transfer of funds from the Deposit Account into the FBO Account for the benefit of the applicable Holders.

Section 3.2.   SEC Reports.  The Company shall deliver to the Trustee, within 15 days after the end of each calendar quarter, copies of all Sales Reports filed with the SEC by the Company during such quarter as well as copies of any information, documents or reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company was required to file with the SEC during such quarter pursuant to Section 13 or 15(d) of the Exchange Act.  The Company also shall comply with the other provisions of TIA Section 314(a).

Without limitation to the foregoing paragraph, the Company shall each year provide to the Trustee copies of its audited financial statements for the preceding fiscal year promptly after the same become available.

Section 3.3.   Compliance Certificate; Statement by Officers as to Default.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2012) an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not the signers know of any Default that occurred during such period.  If they do, such Officers’ Certificate shall describe the Default and its status.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 3.4.   Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 3.5.   Maintenance of Office or Agency.  The Company will maintain an office or agency where notices and demands to or upon the Company in respect of the Securities of any series and this Indenture may be served.  The office of the Company at 111 Sutter Street, 22nd Floor, San Francisco, California 94104 shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency.

The Company may also from time to time designate one or more other offices or agencies for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.6.   Borrower Loan Servicing.  (a) With respect to each series of Securities, the Company or a third-party servicer (including, without limitation, the Servicer) shall use commercially reasonable efforts to service and collect the Borrower Loan corresponding to such series, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the Borrower Loans.  Notwithstanding the generality of the foregoing, (1) referral of a delinquent Borrower Loan to a collection agency within five (5) Business Days after it becomes thirty days past-due shall be deemed to constitute commercially reasonable servicing and collection efforts; and (2) the Company and any third-party servicer of a Borrower Loan shall have the right, at any time and from time to time and subject to the foregoing servicing standard, to change the Stated Maturity of the principal of, or any installment of principal or interest on, any Borrower Loan, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which, any installment of principal and interest on any such Security is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or amend or waive any terms of such Borrower Loan, or write off and cancel such Borrower Loan without the consent of any Holder of any Securities of the series corresponding to such Borrower Loan.

(b)    With respect to each series of Securities, the Company shall use commercially reasonable efforts to maintain backup servicing arrangements providing for the Borrower Loan corresponding to such series to be serviced and collected in good faith, accurately and in accordance with industry standards customary for servicing loans such as the Borrower Loans.

(c)    The Company shall cause all Borrower Loan Payments to be promptly deposited in the Deposit Account.  Without limitation to the foregoing, the Company shall direct that any Borrower Loan Payments to be remitted to the Company by electronic transfer be transmitted directly to the Deposit Account.

Section 3.7.   Separateness Covenants.  The Company agrees that it will at all times when any Securities are Outstanding (i) maintain its own separate books and records and bank accounts separate from those of the Member or any other Person; (ii) hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person; (iii) have a Board of Directors separate from that of the Member and any other Person; (iv)  file its own tax returns, if any, as may be required under applicable law, to the extent (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law; (v)  except as contemplated by the Program Documents, not commingle its assets with assets of any other Person and maintain its funds and other assets such that they shall be separately identified and segregated from those of the Member and any other Person; (vi) conduct its business in its own name so as not to mislead third parties as to the identity of the entity with which such third parties are dealing and strictly comply with all organizational formalities to maintain its separate existence; (vii) maintain separate financial statements and ensure that such financial statements indicate (in the notes thereto or otherwise) the separate existence of the Company and the Member and their respective assets and liabilities and to the extent the assets and liabilities of the Company are represented on the financial statements of the Member, ensure that such financial statements indicate (in the notes or otherwise) the separate existence of the Company and the Member and their separate assets and liabilities; (viii) pay its operating expenses and own liabilities only out of its own funds and not from the funds of any other Person; (ix) maintain an arm’s length relationship with its Affiliates and the Member and ensure that all transactions between the Company and its Affiliates are in terms and conditions that are not materially more favorable to the Affiliate than the terms and conditions that would be expected to have been obtained under similar circumstances, from a non-Affiliate; (x) pay the salaries of its own employees, if any; (xi)  not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead for shared office space and pay for its share of such overhead; (xiii)  so as not to mislead third parties as to the identity of the entity with which such third parties are dealing, maintain and utilize separate stationery, invoices and checks; (xiv)  except as contemplated by the Program Documents, not pledge its assets for the benefit of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (xvii) ensure that it does not enter into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other Person; (xviii) ensure that it will not conceal from creditors any of its assets or participate in concealing the assets of any other person or entity; (xix) cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities; (xx)  not acquire any securities of the Member (other than the purchase or other acquisition of certain direct loans originated through the Member’s platform on its website www.prosper.com or any successor website, and the related promissory notes issued by the Member.); and (xxi)  cause the directors, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.  The Company further agrees that at all times when any Securities are Outstanding the Board of Directors will include at least two Independent Directors (as defined in the LLC Agreement) and that the Company will not take any action that, under the terms of the LLC Agreement, requires the written consent of all of the Independent Directors unless such consent is obtained

Article IV

Successor Corporation

Section 4.1.   When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)    either (1) the Company shall be the continuing corporation or limited liability company or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)    immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of its properties and assets substantially as an entirety, the Company shall be discharged from all obligations and covenants under this Indenture, and the Securities.

Article V

Defaults and Remedies

Section 5.1.   Events of Default.  Unless otherwise specified as contemplated by Section 2.2(c) with respect to any series of securities, an “Event of Default” occurs, with respect to each series of the Securities individually, if:

(a)    the Company defaults, subject in each case, to the limitations set forth in Sections 2.2(b) and 3.1 and in the Securities in the payment of any Principal of, or interest upon, any Security of such series when the same becomes due and payable and continuance of such default for a period of 30 days;

(b)    the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a) above and other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series) and such failure continues for 90 days after receipt by the Company of a Notice of Default; provided, however, that if the Company shall proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 90 days, then such period shall be increased to such extent as shall be necessary to enable the Company diligently to complete such curative action;

(c)    there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or (other similar official) of the Company or of any substantial part of its property, or ordering the wind up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(d)    (i) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company files a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal state law, (iv) the Company (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company takes any corporate action in furtherance of any such actions in this clause (d); or

(e)    any other Event of Default specifically provided with respect to Securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.  “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (b) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities of all series for which such Default exists notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (b) above after receipt of such notice.  Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 5.2.   Acceleration.  If an Event of Default specified in Section 5.1(c) or (d) occurs and is continuing, the Principal (or portion thereof) of all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders, notwithstanding, for purposes of the effectiveness of such acceleration, the second sentence of Section 3.1 hereof and without respect to whether there are or will be Borrower Loan Net Payments in respect of the Borrower Loans corresponding to the Securities.  The Holders of a majority in aggregate Principal Amount of all Outstanding Securities, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if (a) the rescission would not conflict with any judgment or decree, and (b) all Events of Default specified in Section 5.1(c) or (d) have been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.  For avoidance of doubt, (i) there shall be no acceleration of the Principal (or portion thereof) of any Securities upon the occurrence of and Event of Default other than an Event or Default specified in Section 5.1(c) or (d), and (ii) the acceleration of any Securities shall not limit the application of the second sentence of Section 3.1 to the calculation of the amounts actually payable on any Securities or limit or affect the conditions to the right of any Holder to receive such amounts in respect of its Securities.

Section 5.3.   Other Remedies.  If an Event of Default with respect to a series of Outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy to (a) collect the payment of the whole amount then due and payable on such Securities for Principal and interest, with interest upon the overdue Principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest from the date such interest was due, at the rate or rates prescribed therefor in such Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including amounts due the Trustee under Section 6.7, (b) exercise any and all rights of a secured party under the UCC and other applicable law pursuant to the security interest granted to the Trustee under Section 6.12, or (c) enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 5.4.   Waiver of Past Defaults.  The Holders of a majority in aggregate Principal Amount of the Outstanding Securities of any series, by notice to the Trustee (and without notice to any other Securityholder), may on behalf of the Holders of all the Securities of such series waive an existing Default with respect to such series and its consequences except (a) an Event of Default described in Section 5.1(a) with respect to such series or (b) a Default in respect of a provision that under Section 8.2 cannot be amended without the consent of the Holder of each Outstanding Security of such series affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 5.5.   Control by Majority.  The Holders of a majority in aggregate Principal Amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability.

Section 5.6.   Limitation on Suits.  A Holder of any Security of any series may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)    the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities of that series is continuing;

(b)   the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(c)    such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the Trustee;

(d)   the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

(e)   the Holders of a majority in aggregate Principal Amount of the Outstanding Securities of that series do not give the Trustee a direction inconsistent with such request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.7.   Rights of Holders to Receive Payment.  Subject to Section 3.6(a), the right, which is absolute and unconditional, of any Holder of any Security to receive payment of the Principal of and interest on (subject to Sections 2.2(b) and 2.10) such Security on the Stated Maturity or Maturities expressed in such Security held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

Section 5.8.   Collection Suit by Trustee.  If an Event of Default described in Section 5.1(a) with respect to Securities of any series occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to such series of Securities and the amounts provided for in Section 6.7.

Section 5.9.   Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)    to file and prove a claim for the whole amount of Principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 6.7) and of the Holders of Securities allowed in such judicial proceeding,

(b)    to terminate the Company’s rights to service the Borrower Loans and require the substitution of a backup servicer in place of the Company, and

(c)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee or the holders of Securities to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 5.10.   Priorities.  If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

First:     to the Trustee for amounts due under Section 6.7;

Second:     to Securityholders for amounts due and unpaid for the Principal and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest, respectively; and

Third:      the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 5.10.  At least 15 days before such record date, the Company shall mail or electronically transmit to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 5.11.   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7 or a suit by Holders of more than 10% in aggregate Principal Amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the Principal of or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security.

Section 5.12.   Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article VI

Trustee

Section 6.1.   Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    Except during the continuance of an Event of Default with respect to Securities of any series:

(i)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)     this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.1;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5 or exercising any trust or power conferred upon the Trustee under this Indenture.

(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 6.1.

(e)    The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall not be liable for any interest on any money received by it except as the Trustee may otherwise agree in writing with the Company.

Section 6.2.   Rights of Trustee.  (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate and Opinion of Counsel.

(c)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Opinion of Counsel (or both), Company Order or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper believed to be genuine and to have been signed or presented by the proper party or parties.

(e)Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company.

(f)The Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.

(g)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

(h)Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in the aggregate principal amount of the Securities of such series then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of any such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expense or liabilities as a condition to proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand.

(i)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

(j)The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(k)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the designated corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

(m)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 6.3.   Individual Rights of Trustee, Etc.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any authenticating agent or any other agent of the Company may do the same with like rights.  However, the Trustee must comply with Sections 6.10 and 6.11.

Section 6.4.   Trustee’s Disclaimer.  The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities.  The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities and shall not be responsible for any statement in the registration statement for the Securities under the Securities Act of 1933, as amended, or in the Indenture or the Securities or for the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 6.5.   Notice of Defaults.  If a Default with respect to the Securities of any series occurs and is continuing and if it is actually known to the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default in the manner set forth in TIA Section 315(b) within 90 days after it occurs.  Except in the case of a Default described in Section 5.1(a) with respect to any Security of such series or a Default in the payment of any sinking fund installment with respect to any Security of such series, the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Holders of Securities of such series.

Section 6.6.   Reports by Trustee to Holders.  If required by Section 313(a) of the TIA, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail or transmit electronically to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a).  If the Trustee is required to prepare such report pursuant to Section 313(a) of the TIA and if it chooses to transmit such report electronically, the Trustee appoints the Company, and the Company agrees to act as the Trustee’s agent to transmit such report electronically to each Holder of Securities and to the SEC as provided in the immediately following paragraph.  Promptly following such transmissions, the Company shall certify, in writing, to the Trustee that it has effected each of such transmissions to Holders of Securities and to the SEC.  The Trustee also shall comply with TIA Section 313(b) and (c).

A copy of each report at the time of its mailing or transmission to Holders of Securities shall be filed with the SEC.

Section 6.7.   Compensation and Indemnity.  The Company agrees:

(a)    to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)    to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(c)    to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 6.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal of or interest, if any, on particular Securities.

The Company’s obligations pursuant to this Section 6.7 shall survive the discharge or other termination of this Indenture or the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(c) or (d), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 6.8.   Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 6.8.  The Holders of a majority in aggregate Principal Amount of the Outstanding Securities at the time outstanding may remove the Trustee with respect to the Securities by so notifying the Trustee and may appoint a successor Trustee, which successor Trustee shall, in the absence of an Event of Default, be reasonably acceptable to the Company.  The Company shall remove the Trustee if:

(a)    the Trustee fails to comply with Section 6.10;

(b)   the Trustee is adjudged bankrupt or insolvent;

(c)   a receiver or public officer takes charge of the Trustee or its property; or

(d)   the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series).

In the case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail or electronically transmit a notice of its succession to Holders of Securities of the particular series with respect to which such successor Trustee has been appointed.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.7.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest, in each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall he deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-Trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject, nevertheless, to its lien, if any, provided for in Section 6.7.

If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Outstanding Securities of such series at the time outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee fails to comply with Section 6.10, any Holder of a Security of such series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

Section 6.9.   Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 6.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).  In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

Section 6.11.  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 6.12.  Security Interest.  The Company hereby pledges, assigns and grants to the Trustee, as security for the due payment and performance of all the Company’s obligations under this Indenture and the Securities, for the benefit of the Holders of the Securities, as their interests may appear, a security interest in and to all of its right, title and interest, whether now owned or hereafter acquired, and whether now existing or hereafter arising, in, to and under the following: (a) the Borrower Loans, including any and all promissory notes executed by or on behalf of the related borrowers evidencing such Borrower Loans and all rights of the Company under the related Borrower Registration Agreements (as defined in the Servicing Agreement), (b) the Deposit Account and all money and other property from time to time credited to the Deposit Account, (c) all money, cash, instruments, interest, income and other property from time to time due or to become due, received or receivable, or otherwise distributed in respect of or in exchange for any or all of the foregoing held for the benefit and security of the Holders of the Securities, (d) all present and continuing right, power and authority of the Company, in the name and on behalf of the Company, as agent and attorney-in-fact, or otherwise, to make claim for and demand performance on, under or pursuant to any of the foregoing held for the benefit and security of the Holders of the Securities, to bring actions and proceedings thereunder or for the specific or other enforcement thereof, or with respect thereto, to make all waivers and agreements, to grant or refuse requests, to give or withhold notices, and to exercise all rights, remedies, powers, privileges and options, to grant or withhold consents and approvals and do any and all things and exercise all other discretionary rights, options, privileges or benefits which the Company is or may become entitled to do with respect to the foregoing held for the benefit of the Holders of the Securities without notice to, consent or approval by or joinder of the Company, and (e) all revenues, issues, products, accessions, substitutions, replacements, profits and proceeds (including “proceeds” as defined in the applicable UCC) of and from all of the foregoing (the “Collateral”).  At the expense of the Company, the Company agrees to execute, deliver and file such further agreements, instruments and certificates as may be necessary to preserve, perfect and protect the title and interests of the Trustee on behalf of the Holders of the Securities, including but not limited to, the execution by the Company of an instrument of assignment to the Trustee and the execution by the Company and the filing of financing statements pursuant to the UCC.  The Company shall, at its expense, do any further acts and execute, acknowledge, deliver, file, register and record any further documents as are necessary in order to protect the Trustee’s title to and first priority perfected security interest in the Collateral, subject to no Liens or charges of any type whatsoever except for Liens pursuant to and permitted by this Indenture.  For the avoidance of doubt, and notwithstanding the security interest hereby granted, (i) the Company shall be authorized at all times to (or to cause the Servicer on its behalf to) withdraw from or transfer from (or to instruct the Trustee to withdraw from or transfer from) the Deposit Account the excess of the Borrower Loan Payments over the related Borrower Loan Net Payments (the “Excess Amounts”), and to deposit such amounts into the Fee Account, and (ii) upon any instruction from the Company (or the Servicer on its behalf) to transfer Excess Amounts from the Deposit Account to the Fee Account, the Trustee will reasonably promptly transfer such Excess Amounts to the Fee Account and without further action on its part, the Trustee will be deemed to have released the lien and security interest created by this Section 6.12 (the “Security Interest”) in such amounts.

In furtherance of the grant of the security interest in the Collateral for the Securities, upon and during continuance of an Event of Default, the Company grants to the Trustee on behalf of the Holders the full, exclusive and irrevocable right, power and authority to exercise any and all rights of the Company with respect to the Collateral held for the benefit of the Holders of Securities, and each contract, agreement or other document or instrument included therein.  The Trustee agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Trustee pursuant to this Section 6.12.

Section 6.13.  Release of Collateral.  (a) The Company may sell, transfer or otherwise dispose of any Borrower Loans and the related promissory notes (together, “Sold Loans”) free and clear of the Security Interest , if such sale, transfer or disposition of Sold Loans is made by the Company (or by the Servicer on its behalf) for the purpose of realizing the value of the Sold Loans in accordance with the Servicing Agreement (or any successor or equivalent agreement).  Any Borrower Loan Payments that the Company pays to a collection agent (or that it permits a collection agent to retain) as compensation for collection services, or that the Company otherwise applies to cover collection expenses (all such Borrower Loan Payments, “Collection Amounts”), shall, upon such payment or application, automatically be released from the Security Interest.  In addition, any Borrower Loan that remains unpaid on its Final Maturity Date (each, a “Charged-Off Loan” and, together with the Sold Loans and the Collection Amounts, the “Released Collateral”) shall automatically on such Final Maturity Date be released from the Security Interest.  The Company is not required to obtain the consent of the Trustee to effect the release of any Released Collateral from the Security Interest as contemplated hereby and any such release of Released Collateral shall not be deemed to impair the security granted under this Indenture in contravention of its provisions.

(b)The Company shall deliver to the Trustee not later than January 15th and July 15th in each calendar a year a certificate signed by its President, its Treasurer or any Vice President confirming that to the best of such officer’s knowledge after due investigation, all Released Collateral released from the Security Interest during the preceding semiannual period of July 1st through December 31st, or January 1st through June 30th, as applicable, other than any Released Collateral described in the immediately following sentence, was released by the Company in the ordinary course of the Company’s business and that all proceeds realized by the Company from each such release were applied by the Company in accordance with the Indenture; provided that the first such certificate delivered by the Company shall pertain to the period from the date of this Indenture through December 31, 2012.  The Company shall deliver to the Trustee in connection with any release of Collateral from the Security Interest other than Released Collateral, and in connection with any release of Released Collateral that is not (in the Company’s good faith view) being made in the ordinary course of the Company’s business, such certificates or opinions as shall be required in connection therewith by TIA Section 314(d).  Any Company officer (including, without limitation, its Treasurer) who has significant responsibility for (i) the determination of the Company’s credit underwriting criteria, and (ii) the evaluation of the financial performance of the Company’s Borrower Loan portfolio, shall be deemed to constitute an “expert” for purposes of TIA Section 314(d).  For the avoidance of doubt, the Company shall not be required to deliver any certificates or opinions under TIA Section 314(d) in respect of any Released Collateral that is released from the Security Interest in the ordinary course of the Company’s business but shall remain obligated to deliver the certificates contemplated by the first and second sentences of this paragraph.

Article VII

Satisfaction and Discharge

Section 7.1.   Discharge of Liability on Securities.  This Indenture shall upon Company Request cease to be of further effect as to all Outstanding Securities or all Outstanding Securities of any series, as the case may be (except as to any surviving rights of registration of transfer of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)    either (i) all Outstanding Securities or all Outstanding Securities of any series, as the case may be, theretofore authenticated and delivered (other than Securities or Securities of such series, as the case may be, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 7.2) have been delivered to the Company or the Trustee for cancellation; or (ii) all such Securities not theretofore delivered to the Company or the Trustee for cancellation:

(1)    have become due and payable, or

(2)    will become due and payable at their Stated Maturity within one year;

and the Company, in the case of (1) or (2) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee or the Company for cancellation, for principal and any interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity, as the case may be;

(b)   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company to the Trustee with respect to the Securities of that series under Section 6.7, the obligations of the Company to any authenticating agent and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section, Section 7.2 shall survive.  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Section 7.2.   Repayment to the Company.  The Trustee shall return to the Company on Company Request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years.  After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors with limited recourse as described herein and in the Securities unless an applicable abandoned property law designates another person.

Article VIII

Supplemental Indentures

Section 8.1.   Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)    to evidence the succession of any corporation or limited liability company to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(b)    to add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all of the Securities or any series thereof, or to surrender any right or power herein conferred upon the Company; or

(c)    to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.2(c), respectively; or

(d)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.8; or

(e)   to cure any ambiguity, defect or inconsistency; or

(f)    to amend restrictions on transferability of any Securities on any series in any manner that does not adversely affect the rights of any Securityholder in any material respect; or

(g)   to add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), provided that any such addition, change or elimination shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision; or

(h)   to secure the Securities (including through the grant of a security interest over collateral that is additional to the Collateral); or

(i)    to make any other change that does not adversely affect the rights of any Securityholder in any material respect.

Section 8.2.   Supplemental Indentures With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Outstanding Securities of each series affected by such supplemental indenture, the Company and the Trustee may amend this Indenture or the Securities of any series or may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series and under this Indenture; provided, however, that no such amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)    Subject to Section 3.6(a), change the Stated Maturity of the Principal of, or any installment of Principal or interest on, any such Security, or reduce the Principal Amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof pursuant to Section 5.2, or change the coin or currency in which any installment of principal of or interest on, any such Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

(b)    reduce the percentage in Principal Amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) with respect to the Securities of such series provided for in this Indenture; or

(c)    modify any of the provisions of this Section, Section 5.4 (clauses (a) and (b)) or 5.7, except to increase the percentage of Outstanding Securities of such series required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or supplemental indenture under this Section 8.2 becomes effective, the Company shall mail or electronically transmit to each Holder of the particular Securities affected thereby a notice briefly describing the amendment.

Section 8.3.   Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

Section 8.4.   Revocation and Effect of Consents, Waivers and Actions.  Until an amendment or waiver with respect to a series of Securities becomes effective, a consent to it or any other action by a Holder of a Security of that series hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the Company or an agent or the Company certifies to the Trustee that the consent of the requisite aggregate Principal Amount of the Securities of that series has been obtained.  After an amendment, waiver or action becomes effective, it shall bind every Holder of Securities of that series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver with respect to a series of Securities.  If a record date is fixed, then notwithstanding the first two sentences of the immediately preceding paragraph, those persons who were Holders of Securities of that series at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

Section 8.5.   Notation on or Exchange of Securities.  Securities of any series authenticated and delivered after the execution of any supplemental indenture with respect to such series pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of such series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared, executed, authenticated and delivered by the Company in exchange for outstanding Securities of that series.

Section 8.6.   Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article VIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing such amendment, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

Section 8.7.   Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.

Article IX

Miscellaneous

Section 9.1.   Trust Indenture Act Controls.  If any provision of this Indenture limits, qualities or conflicts with another provision hereof which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 9.2.   Notices.  Any notice or communication shall be in writing and delivered in person, mailed by first-class mail, postage prepaid or transmitted electronically to any Holder at the registered address maintained in the Company’s records; provided, that any notice or communication by and among the Trustee and the Company may be made by telecopy and shall be effective upon receipt thereof and shall be confirmed in writing, mailed by first-class mail, postage prepaid, and addressed as follows:

if to the Company:	Prosper Funding LLC
111 Sutter Street, 22nd Floor
San Francisco, CA 94104
Attention: __________
Facsimile: (415) __________
Email: compliance@prosper.com

if to the Trustee:	Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, NY 10006
Attention: Corporate Trust Services
Facsimile: (212) 515-1589

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder of Securities shall be transmitted electronically to or mailed to such Securityholder at the Securityholder’s address as it appears on the registration books of the Company and shall be sufficiently given if so mailed within the time prescribed.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Failure to electronically transmit or mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders of Securities of the same series.  If a notice or communication is electronically transmitted or mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company electronically transmits or mails a notice or communication to the Holders of Securities of a particular series, it shall electronically transmit or mail a copy to the Trustee with respect to such series.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Securities as set forth above, then such notification as shall be made with the acceptance of the Trustee shall constitute a sufficient notification for every purpose hereunder.  In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

The Trustee acknowledges that any notices, instructions or other communications that may be provided by the Company under this Indenture may be provided to the Trustee by the Servicer on the Company’s behalf.

Section 9.3.   Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company and the Trustee with respect to a particular series of Securities, and anyone else, shall have the protection of TIA Section 312(c).

Section 9.4.   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 9.5.   Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or governed by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Section 9.6. Statements Required Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)    a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)    a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)   a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 9.7.   Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.8.   Rules by Trustee.  With respect to the Securities of a particular series, the Trustee with respect to such series of Securities may make reasonable rules for action by or a meeting of Holders of such series of Securities.

Section 9.9.   Legal Holidays.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including an Interest Payment Date or Stated Maturity of any Security, or a date for giving notice) is a Legal Holiday at any place for giving notice or taking any other action required hereunder or under any series of Securities, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) such action need not be taken, on such date, but the action shall be taken on the next succeeding day that is not a Legal Holiday at such place with the same force and effect as if made on such date.

Section 9.10.  Governing Law and Jurisdiction; Waiver of Jury Trial.  This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to any principle of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  The Company, the Trustee, and each Holder of a Security (by acceptance thereof), (i) submits to the exclusive jurisdiction of the federal and New York state courts located in the Borough of Manhattan in the City of New York in connection with any suit, action or proceeding related to this Indenture, (ii) irrevocably waives any defense of lack of personal jurisdiction in such suits and (iii) irrevocably waives to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in the federal and New York state courts located in the Borough of Manhattan in the City of New York that such suit, action or proceeding has been brought in an inconvenient forum.

Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transaction contemplated hereby.

Section 9.11.  No Recourse Against Others.  The obligations of the Company under this Indenture and (subject to Sections 2.2(b), 3.1 and 3.6(a)) the Securities are solely obligations of the Company and are not obligations of any other Person.  Neither Prosper Marketplace, Inc., in its capacity as Servicer or otherwise, nor any director, officer, employee, organizer, member or affiliate, as such, of the Company, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By executing this Indenture the Trustee, and by accepting a Security each Holder of such Security, waives and releases all such liability.  Such waiver and release shall be part of the consideration for the execution by the Company of this Indenture and the issue of the Securities.  The terms of this Section 9.11 shall survive the termination of this Indenture and/or the resignation or removal of the Trustee.

Section 9.12.  No Petition.  The Trustee agrees that it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under the laws of any jurisdiction, for one year and one day after all of the Securities have been paid in full or, if not paid in full, fully retired in accordance with their terms.  The obligations of the Trustee under this Section 9.12 shall survive the termination of this Indenture and/or the resignation or removal of the Trustee.

Section 9.13.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 9.14.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.15.  Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.

Section 9.16.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and the signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 9.17.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 9.18. U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures appear on the following page]

Prosper Funding LLC

By
Name:
Title:

Attest:

By
Name:
Title:

Wells Fargo Bank, National Association, as Trustee

By
Name:
Title:

Exhibit A

Form of Borrower Payment Dependent Note

For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, this Borrower Payment Dependent Note (this “Note”) is being issued with original issue discount because payments on this Note are dependent on payments on the Corresponding  Borrower Loan.  The issue price of this Note  is the stated principal amount of this Note, and the issue date is the original issue date.  Upon request, the Company will promptly make available to the Holder the amount of OID and yield to maturity of this Note.  A Holder should contact Prosper Member support at (866) 615-6319 or support@prosper.com.

Any transfer, pledge or other use of this note for value or otherwise by or to any person is wrongful unless such transfer is effected through the Note Trader Platform or is otherwise permitted by the indenture.

Borrower Payment Dependent Note Series No. _______1
Prosper Funding LLC

No. __________________	[CUSIP ___________]

Holder: __________________2

Corresponding Borrower Loan: __________________3

Stated Principal Amount of this Note: U.S. $__________________4

Aggregate Principal Amount of this Series of Notes: U.S. $__________________5

Interest Rate: _______________6

Servicing Fee: An Annualized Rate applied to the Outstanding Principal Amount of the Corresponding Prosper Borrower Loan: _________________7

Original Issue Date: __________________8

Initial Maturity Date: __________________9

1	Insert loan ID Number for Corresponding Borrower Loan.
2	Insert lender member’s screen name and member identification number.
3	Insert description of Corresponding Borrower Loan.
4	Insert principal amount of lender member’s corresponding Note.
5	Insert aggregate principal amount of Corresponding Borrower Loan.
6	Insert final yield percentage.
7	Insert total servicing fee rate to be charged by Company.
8	Insert date corresponding to date of funding Corresponding Borrower Loan.

Final Maturity Date: __________________10

Extension of Maturity Date:   Each Note will mature on the Initial Maturity Date, unless the maturity of the Note is extended to the Final Maturity Date subject to conditions described below.  In no event will the maturity of the Notes be extended beyond the Final Maturity Date.

Payment Dates:   Subject to the limitations on payment described below, the Company will make payments of principal and interest on or before the sixth Business Day following receipt of any Borrower Loan Net Payments by the Company in accordance with the payment schedule for this Note, which is available on the Holder’s account page at www.prosper.com, subject to prepayment at any time without penalty.

Prosper Funding LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”), for value received, hereby promises to pay to the person identified as the “Holder” above (the “Holder”), principal and interest on this Note in U.S. dollars in an amount equal to the Holder’s equal and ratable share of the Borrower Loan Net Payments on each Payment Date (in accordance with the payment schedule for this Note, which is available on the Holder’s account page at www.prosper.com and subject to prepayment) until the Initial Maturity Date or, if the maturity of the Note has been extended, until the Final Maturity Date.  For the avoidance of doubt, (1) no payments of principal and interest on this Note shall be payable unless the Company has received Borrower Loan Payments, and then only to the extent of Borrower Loan Net Payments in respect of those Borrower Loan Payments related to the Corresponding Borrower Loan identified above that have been received by the Company, (2) no Holder of this Note shall have any recourse against the Company unless, and then only to the extent that, the Company has failed to pay such Holder the Holder’s pro rata share of Borrower Loan Net Payments or otherwise breached a covenant in the Indenture described below that is applicable to the series of Notes of which this Note forms a part, and (iii) if the maturity of this Note is extended, no payments will be made on this Note after its Final Maturity Date even if the Company receives Borrower Loan Net Payments related to the Corresponding Borrower Loan after such Final Maturity Date.  Subject to certain exceptions provided in the Indenture referred to below, the principal and interest payable on any Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Payment Date.

“Record Date” shall mean the second Business Day immediately preceding each Interest Payment Date or Principal Payment Date (as applicable).

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is (1) not a day on which the Automated Clearing House system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions are authorized or obligated by law or executive order to close in San Francisco, California or New York, New York.

9	Insert date corresponding to stated maturity of Corresponding Borrower Loan.
10	Insert date that is the first anniversary of the stated maturity of Corresponding Borrower Loan.

If, on the Initial Maturity Date, any principal or interest payments in respect of the Corresponding Borrower Loan remain due and payable to the Company, the maturity date of this Note will be extended to the Final Maturity Date identified above.

If, on the Initial Maturity Date, no principal or interest payments in respect of the Corresponding Borrower Loan remain due and payable to the Company, the Note will mature on the Initial Maturity Date and no Borrower Loan Net Payments that the Company receives in respect of the Corresponding Borrower Loan after such Initial Maturity Date shall be required to be paid to the Holder of the Note.

All payments of principal and interest on this Note due to the Holder hereof shall be made in U.S. dollars, in immediately available funds, by intra-institution book-entry transfer to the Holder’s designated sub-account in the FBO Account.

All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of this Note shall be rounded to the nearest cent (with one-half cent being rounded upward).

This Note is one of a duly authorized series of a class of special limited obligations of the Company referred to as Borrower Payment Dependent Notes (hereinafter called the “Securities”) all issued or to be issued under and pursuant to an Indenture dated as of _______, 2012 (hereinafter called the “Indenture”), duly executed and delivered by the Company and Wells Fargo Bank, National Association, as trustee (hereinafter called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Securities.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture.  The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms.  As provided in the Indenture, the Securities may be issued in one or more separate series, which different series may be issued in various aggregate principal amounts, mature at different times, bear interest at different rates, be subject to different covenants and events of default, and otherwise vary as provided or permitted in the Indenture.

If an Event of Default described in Section 5.1(c) or (d) of the Indenture occurs and is continuing, the unpaid stated principal amount hereof will become and be immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture provides that the Company or a third-party servicer shall use commercially reasonable efforts to service and collect the Corresponding Borrower Loan in good faith, accurately and in accordance with industry standards customary for servicing loans such as the Borrower Loans, and may in applying that standard amend or waive any term of such Borrower Loan, and without limitation to the foregoing, shall have authority to write off and cancel such Borrower Loan without the consent of any Holder of any Securities of the series corresponding to such Borrower Loan.  The Indenture contains provisions permitting (subject to the servicing standard) the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of Securities affected thereby, at the time Outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holders of this Note; provided, however, that no such supplemental indenture shall (1) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any such Security is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) with respect to the Securities, or (3) modify any of the provisions of Section 8.2, Section 5.4 (clauses (a) and (b)) or Section 5.7 of the Indenture, except to increase the percentage of Outstanding Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.  The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of all affected series at the time outstanding, on behalf of the holders of all the Securities of such series, to waive, insofar as those series are concerned, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued upon the registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Note or other such Notes.

This Note is not entitled to any sinking fund.  This Note is not redeemable at the option of the Holder.  If (1) a Prosper Rating different from the Prosper Rating calculated by the Company for the listing on the Platform of the Corresponding Borrower Loan was inserted in such Corresponding Borrower Loan listing, (2) the Company incorrectly inputted data into its formula or incorrectly applied its formula to determine the Prosper Rating, resulting in a Prosper Rating different from the Prosper Rating that should have appeared in the Corresponding Borrower Loan listing, or (3) the Corresponding Borrower Loan has been obtained as a result of verifiable identity theft on the part of the purported borrower member and a material default under the Note occurs (any such event described in clause (1), (2) or (3) a “Breach”) and, in the case of a Breach described in clause (1) or (2), such Breach materially and adversely affects the interest of the Holder in this Note, the Company will in its discretion either (i) repurchase this Note from the Holder, or (ii) indemnify and hold the Holder harmless against any losses resulting from nonpayment of this Note, and against any losses, damages, expenses, legal fees, costs and judgments resulting from any claim, demand or defense arising as a result of the Breach (collectively, “Damages”).  The determination of whether verifiable identity theft has occurred shall be in the Company’s sole discretion.  In addition, the Company may, in its reasonable discretion, require proof of the identity theft, such as a copy of a police report filed by the person whose identity was wrongfully used to obtain the fraudulently-induced Corresponding Borrower Loan, an identity theft affidavit or a bank verification letter (or all of the above) in order to determine that verifiable identity theft has occurred.  In the event the Company repurchases this Note pursuant to this paragraph, the repurchase price will be equal to the remaining outstanding principal balance of this Note as of the date of repurchase, and this Note shall be transferred and assigned by the Holder to the Company without recourse.  Upon such repurchase, the Company may execute any endorsements or assignments necessary to effectuate the transfer and assignment of this Note to the Company.  In the event the Company indemnifies and holds the Holder harmless against any Damages arising from an Interest Breach or Default Breach, the Company shall not be required to take any action with respect to losses the Holder may suffer resulting from nonpayment of this Note until this Note is at least 120 days past due; provided, however, that the Company may in its sole discretion elect to take action at an earlier time.  The Company shall calculate losses resulting from nonpayment of this Note based upon the outstanding principal balance of this Note.  If the Company makes an indemnification payment to the Holder as a result of losses suffered resulting from the nonpayment of this Note, the Company shall be entitled to retain any subsequent recoveries on this Note.  Any repurchase or indemnification payment will be made by remittance into the FBO Account for the benefit of the Holder.

The Notes are in registered form without coupons in denominations of $25 to $25,000.  The Notes may not be transferred and the transfer of Notes shall not be registered as provided in the Indenture unless such transfer is effected through the Note Trader Platform or is otherwise permitted by the Indenture.  The Company may (1) impose a reasonable administrative fee for any such transfer, which fee shall be described on the Company’s website www.prosper.com and may be changed or waived from time to time and (2) require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer of the Notes from the Holder requesting such transfer.

The Company, the Trustee, and any paying agent may deem and treat the registered Holder hereof as the absolute owner of this Note at the Holder’s address as it appears on the register books of the Company as kept by the Company or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Note.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any past, present or future organizer, member, officer, director or employee, as such, of the Company, either directly or through the Company, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such organizer, member, officer, director and employee, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

Unless otherwise defined herein, terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.  To the extent that provisions contained in this Note are inconsistent with the provisions set forth in the Indenture, the provisions contained herein will apply.

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Company or its duly authorized agent under the Indenture referred to above.

In Witness Whereof, Prosper Funding LLC has caused this instrument to be signed by its duly authorized officers.

Dated:

Prosper Funding LLC

By
Name:
Title:

Certificate of Authentication

Dated:

This is one of the Securities of the series of Securities designated therein referred to in the within-mentioned Indenture.

Prosper Funding LLC,
as Authenticating Agent

By
Name:
Title: